Corporate Structure



AURA MINERALS INC.
(British Virgin Islands)
ADMINISTRACION MINERA AM S.A. DE C.V. (Mexico)
NEWINGTON CORPORATION S.L. (Spain)
ARANZAZU HOLDING S.A. DE C.V. (Mexico)
AURA GOLD MINERACAO LTDA. (Brazil)
APOENA MINERALS (B.V.I.) INC. (British Virgin Islands)
PONTES RESOURCES (B.V.I.) INC. (British Virgin Islands)
AURA MINERAIS PARTICIPACOES LTDA. (Brazil)
VILA BELA PARTICIPACOES LTDA. (Brazil)
MINERACAO APOENA S.A. (Brazil)
CUMARU (B.V.I.) LTD. (British Virgin Islands)
AURA TECHNICAL SERVICES INC. (Delaware, U.S.)
GROWTH INVESTMENT SOLUTIONS LLC. (Delaware, U.S.)
AURA CARAJAS MINERACAO LTDA. (Brazil)
AURA ALMAS MINERACAO S.A. (Brazil)
AURA MATUPA MINERACAO LTDA. (Brazil)
B.C. LTD. (Canada)
AURA TOLDAFRIA LTD. (British Virgin Islands)
AURA TOLDAFRIA LTD. SUCURSAL COLOMBIA (Colombia)
AM B.V. (Netherlands)
SAN ANDRES (B.V.I.) INC. (British Virgin Islands)
SAN ANDRES (BELIZE) LIMITED (Belize)
RNC (HONDURAS) LIMITED (Belize)
AZACUALPA (B.V.I.) INC. (British Virgin Islands)
COPAN (B.V.I.) INC. (British Virgin Islands)
MINERALES DE OCCIDENTE S.A. DE C.V. (Honduras)
INVERSIONES SAN ANDRES S.A. DE C.V. (Honduras)
BORBOREMA INC. (British Virgin Islands)
BORBOREMA LLC (Delaware, U.S.)
CRUSADER DO BRASIL MINERACAO LTDA. (Brazil)
CRUSADER NORDESTE MINERACAO LTDA. (Brazil)
CASCAR DO BRASIL MINERACAO LTDA. (Brazil)
ARANZAZU MINE (Mexico)
APOENA MINE (Brazil)
CARAJAS MINING RIGHTS (Brazil)
ALMAS MINE (Brazil)
MATUPA PROJECT (Brazil)
TOLDA FRIA PROJECT (Colombia)
SAN ANDRES MINE (Honduras)
BRAZIL EXPLORATION TENEMENTS (Brazil)
BORBOREMA PROJECT and regional tenements (Brazil)
SERIDO REGION EXPLORATION TENEMENTS (Brazil)

*Approximates